REFINITIV STREETEVENTS EDITED TRANSCRIPT ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: MARCH 02, 2021 / 1:30PM GMT REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Pamela Nagler Quintiliano Abercrombie & Fitch Co. - VP of IR Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO C O N F E R E N C E C A L L P A R T I C I P A N T S Dana Lauren Telsey Telsey Advisory Group LLC - CEO & Chief Research Officer Dylan Douglas Carden William Blair & Company L.L.C., Research Division - Analyst Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Janine M. Stichter Jefferies LLC, Research Division - Equity Analyst Kate Bridget Fitzsimons RBC Capital Markets, Research Division - Assistant VP Kelly Crago Citigroup Inc., Research Division - VP Marni Shapiro The Retail Tracker - Co-Founder Matthew Robert Boss JPMorgan Chase & Co, Research Division - MD and Senior Analyst Mauricio Serna Vega UBS Investment Bank, Research Division - Analyst Ryan Vaughan Needham & Company, LLC - Principal Sarah Goldberg Robert W. Baird & Co. Incorporated, Research Division - Research Analyst Susan Kay Anderson B. Riley Securities, Inc., Research Division - Analyst P R E S E N T A T I O N Operator Good day, everyone, and welcome to the Abercrombie & Fitch Fourth Quarter Year-End Fiscal Year 2020 Earnings Call. Today's conference is being recorded. (Operator Instructions) At this time, I'd like to turn the call over to Ms. Pam Quintiliano. Please go ahead, ma'am. Pamela Nagler Quintiliano - Abercrombie & Fitch Co. - VP of IR Thank you. Good morning, and welcome to our fourth quarter 2020 earnings call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our fourth quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation. Please keep in mind that any forward-looking statements made on the call are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions we mentioned today. A detailed discussion of these factors and uncertainties is contained in the company's filings with the Securities and Exchange Commission. 2 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and a reconciliation of GAAP to adjusted non-GAAP financial measures are included in the release issued earlier this morning. With that, I will turn the call over to Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Good morning, everyone, and welcome to our fourth quarter earnings call. I hope you, your families and your loved ones are safe and healthy. Looking back on 2020, I am proud of our accomplishments and the positive change we drove. Despite the difficult operating environment, we grew digital penetration to 54% of revenue from 33% last year, removed 1.1 million gross square feet or 17% from our global base, expanded our gross profit rate by 110 basis points and fortified our balance sheet to end the year with $1.3 billion of liquidity. Today, I can confidently say that we are closer to our customers and stronger, faster and smarter than ever before. Importantly, our brand positioning, product execution and financial strength has enabled us to enter 2021 on the offense. Before turning to fourth quarter results, I want to take a moment to thank our global store, distribution center and home office associates as well as our partners for their unprecedented level of creativity and resiliency. There is no other group I would rather be on, with this -- on this journey with. Now onto the fourth quarter. Our results exceeded our internal expectations. Total company revenues declined 5%. This was at the high end of our upwardly revised plan provided in January for a 5% to 7% decline, and reflected a solid finish to the quarter. Results were driven by digital, which grew 34% to $639 million or 57% of sales. We continue to realize significant year-over-year improvements in traffic to our website and app and delivered our highest ever quarterly digital sales and best digital gross margin rate in 8 years. Digital strength was offset by ongoing weakness in stores. We ended the quarter with 88% of our global-based opened, as multiple countries across EMEA reentered lockdowns, including our largest international market, the U.K.. This compared to 97% open at the end of Q3. Among our open stores, we continued to experience reduced hours and capacity restrictions. Across channels, our customers respond to product newness and messaging. We realized higher year-over-year AUR for the third consecutive quarter driven by on-trend products, lean inventories and lower promotional intensity, including over the Black Friday period and into the Christmas peak. We continue to utilize our agile supply chain to buy as close to need, ending the quarter with inventories down 7% on our 5% revenue decline. These factors all contributed to gross profit rate expansion of 230 basis points. Overall, we were very pleased with our fourth quarter performance, especially in light of continued disruptions across stores, factories and our transportation network. While the holiday season was uniquely challenging, I was proud how we navigated. Listening to our customer has been paramount to our success. Today, all 4 brands have clearly defined edit points, and our product voice experience are more aligned than ever before. Our new and existing customers have been responding, with our average transaction value up year-over-year. Reflecting dramatic digital growth, we estimate that new to file customers in the channel grew over 35%. Turning to brand performance. We continue to be pleased with results of Hollister, which achieved another quarter of double-digit digital expansion. This was offset by ongoing store challenges. Hollister are more impacted than our other brands given its larger global store base, including over 110 locations in EMEA and its lower digital penetration. Despite these challenges, Hollister realized improvements in average transaction value. Our focus on assortment architecture, high-margin must-haves and our top 30 items continue to pay off, allowing us to pull back on promotions and expand our gross profit rate. For girls, fleece top and knit bottoms were standouts, our guy also responded well to soft and cozy offerings, with strength in sweatshirt and sweatpants. 3 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

At Gilly Hicks, we had another impressive quarter of double-digit sales growth and more than 100% digital growth year-over-year. Customers responded well to updated assortments, including cozy tops, bottoms and our loungelette match backs. Our active collection, Gilly Go, also continued to resonate, and as we shared last quarter, we have dedicated additional resources to this important global growth vehicle. Throughout the fourth quarter, we continued our productive partnership with social media stars, Charli and Dixie D'Amelio, integrated assistance across our in-house marketing campaign, including their own gift guide, which drove incremental sales. We also launched 2 new co-created products and offered Charli's new book online, which generated buzz and quickly sold out. During the fourth quarter alone, Charli and Dixie's 36 social posts for Hollister resulted in over 200 million impressions and views. Post holiday, we had a third collaboration. We are thrilled with our ongoing relationship, which has yielded quantifiable positive results and bring a new audience to Hollister. Looking ahead, we are excited to find new ways to expand our relationships with Charli and Dixie. At A&F Adults, which caters to young millennial, we reduced our promotions, leading to gross profit rate expansion. Results benefited from double digit digital sales growth, where we achieved record volumes in over 2/3 of our categories. In addition, we also experienced sequential improvement in store sales. Women's continue to outperform as our team confidently pushed boundaries and set trends with each new delivery. While most categories registered sales improvements over last year, knits, sweaters, outerwear and jeans led the way, with our customers responding well to elevated fashion content. Across genders, our SoftAF and 96 Hour collections continue to resonate and gain traction as we look ahead we see opportunity to build on both franchises. At Abercrombie Kids, we experienced continued double-digit digital growth and increased interest in soft and cozy fabrics, like sherpa polar fleece and faux fur. Capitalized on the trend, we introduced our SooSoft collection for the holiday. We also introduced The Abercrombie family collection, featuring matching outfits for the whole family, including sweatshirts and band tees. Turning to marketing. Adults and Kids focused on expanding our Abercrombie family, establishing ourselves as an industry leader with best-in-class social selling and continuing to lean into our purpose and value. At A&F, we successfully doubled down on social selling, which accelerated and was a positive contributor to the quarter. Our vast influencer and affiliate network proved to be extremely powerful. With our A&F Women's high-rise super skinny named the #1 Jeans in 2020 across the LIKEtoKNOWit app, which is one of the most popular social shopping apps in the world. In fact, I'm pleased to announce that later this month, A&F will be receiving the first-ever Influencer Marketers of the Year award by rewardStyle and LIKEtoKNOWit. Congrats to the team. Q4 also proved to be an opportunity to expand on Abercrombie's purpose and values. Following the recent launch of the Abercrombie Equity Project, the brand's social and racial justice initiative, we announced our partnership with The Steve Fund, the nation's leading nonprofit organization specifically devoted to the mental health and emotional well-being of young people of color. Recently, Hollister and A&F offered their first-ever Black History Month collections, which were codesigned by our associates and affiliates and modeled by members of our BIPOC and Allies associate resource group, with the net proceeds donated to our philanthropic partners at The Academy Group, the Steve Fund and The Conscious Kid. Today, we are celebrating the second annual World Teen Mental Wellness Day, a global event that Hollister created in partnership with the National Day Calendar to disrupt the stigma surrounding teen mental health. In support, Charli and Dixie will be surprising high schoolers with a virtual pop-up mental health discussion. This is a great example of the community that we are fostering and how we are listening closely to our customer while living by our values. 4 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

We also remain committed to our environmental and social sustainability efforts and have made many advancements this year as we work towards our longer-term goals. We've provided training to our third-party factory workers in Cambodia, India, Vietnam and Bangladesh on a variety of topics, including life skills, antihuman trafficking and health and safety management, and confirmed 100% commitment of our third-party Tier 1 Cambodia factories into the P.A.C.E. program. Recently, we also executed a 100% renewable electricity contract for our Ohio corporate office and DC's to begin in 2023 that will support our goal of reducing total Scope 1 and 2 greenhouse gas emissions by 2030. As it relates to our product, we adopted eco wash for the majority of our jeans and continue to partner with the Better Cotton Initiative. We are excited by our progress, but recognize that there is much work left to do. We will continue to support the communities we serve as we work to create the future we can all be confident about. In addition to our focus on corporate and social responsibility, we've also been hard at work on our transformation initiatives. Global store network optimization has and continues to be a top priority. Since I joined the company in 2015, we've introduced new productive prototype across brands, while proactively removing 2 million underproductive gross square feet or roughly 28% of our total company square footage. As we remain on our path to strategically refine our global footprint, we have increased our digital penetration from 24% in 2015 to 54% of net sales in fiscal 2020. The majority of store closures have been in A&F with the customer over indexes to digital on our legacy flagship and mall fleet is older, larger and more expensive than that of Hollister. In fiscal 2020, we took out [a total] (added by company after the call) 1.1 million gross square feet or 17% of the base, reflecting the closure of 137 locations. We closed 129 non-flagship stores, removing roughly 850,000 gross square feet. This included 73 A&F stores or approximately 25% of space and 56 Hollister stores or 10% of the space. The closed A&F locations averaged 8,300 gross square feet or close to double our preferred prototype of 4,500 gross square feet. We also closed 8 A&F flagships, including the 7 discussed on our Q3 call and 1 additional in Dublin, Ireland, ahead for this natural lease expiration this month. As we move into 2021, our principles have not changed. Aligning square footage with digital penetration is the most important lever to maintain and improve profitability as we continue to transform from a store led to a digitally led business model. And while the role of the store continues to evolve, our commitment to our customer is resolute. They've made it very clear. They want us to have a physical presence, but that experience needs to be seamless with our digital platform user-friendly and efficient. Reflecting on our ongoing journey as well as the broader product evolution of the retail landscape, we purposefully keep our lease terms flexible, with 50% of our leases up for renewal on a rolling 2-year basis. This gives us the ongoing ability to refine our base by segmenting, relocating or rightsizing legacy, larger format flagships and mall-based locations, while continuing to find the right spaces to provide our customers with exciting and authentically on-brand, new omnichannel experiences. With our financial strength and digital penetration, we remain disciplined with our approach and look forward to working with our global landlord partners to find spaces that are the right size, right location and right economics. Hand in hand with our store optimization strategy is our digital and omni transformation initiatives. We have thoughtful plans in place to continue to invest in digital and omni capabilities and enhancements to create best-in-class customer experiences while growing profitably across channels. Turning to our supply chain initiatives. As COVID reshaped the customer behaviors, we flexed our model to fulfill elevated digital demand and utilize data and analytics to offer the right products at the right time and the right price. In 2021, we will continue on that path as we reposition our West Coast distribution center to a larger, more automated facility that will increase capacity and improve speed to customers. Last, but certainly not least, regarding brand positioning and customer engagement, we are leveraging data, including our loyalty programs, to engage with customers across channels and drive more efficient and effective marketing spend. We also have made key investments in senior talent, including building our user experience and data and analytics teams. 5 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

Before I turn it over to Scott, I'll summarize our mindset as we head into 2021. Building on momentum from recent results, we are pleased with our start to the first quarter and are optimistic about the long-term global growth opportunity we see across all 4 brands, including significant runway domestically and in EMEA and APAC, where we are realizing an increasing impact from our growing regional teams. We are on the offense as we work towards recapturing sales lost due to COVID-19, while we continue to operate in an uncertain environment, we will focus on what we can control. Specifically, we are planning to: accelerate digital data and technology investments to increase facility and improve the customer experience; strategically invest in marketing to build on the momentum across brands and geographies; continue to focus resources on Gilly Hicks growth; optimize global store footage and be opportunistic in domestic and international store expansion and build sales on our important CSR work with our associates, partners and other thought leaders. Following a surreal 2020, I am excited for our future and more confident than ever that we are on the right path to deliver profitable growth in 2021 and beyond. And with that, I will turn it over to Scott. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO I'd like to first reiterate Fran's thanks to our global teams and vendor partners for their hard work in 2020 to help make A&F an even stronger company for the future. Turning to our results. I'll start by covering Q4 and full year 2020 and finish with thoughts on 2021. For Q4, we delivered net sales of $1.1 billion, down 5% to last year. As expected, this year's pattern was different than the past, with the peaks lower and the troughs shallower. Net sales declined 8% for Hollister, which includes Gilly Hicks; and 2% for Abercrombie, which includes Kids. By region, net sales declined 3% in the U.S.; 8% in EMEA; and 23% in our smallest region, APAC. In U.S., store traffic declines were consistent with Q3 levels, while EMEA worsened due to renewed lockdowns. Globally, soft store traffic was partially offset by ongoing year-over-year improvements in conversion and average transaction value and 34% of digital sales growth. Looking specifically at reopened store performance. Fourth quarter global store productivity was roughly 75% of prior year levels. By region, reopened store productivity was 75% in the U.S. and 70% in EMEA and APAC. As of yesterday, all stores were open in the U.S. and APAC, while roughly 1/3 of our stores were open in EMEA. We continue to be encouraged by the impact of our growing on-the-ground teams in both EMEA and APAC, which are focused on localizing our product and messaging. As we continue to get closer to our customer, we are offering region-specific assortments such as our Lunar New Year collection in APAC, which was very well received. Moving on to gross profits. Our rate of 60.5% was up 230 basis points to last year. Results were driven by higher AUR, with promotions below last year across brands and slightly lower AUC. Turning to inventory. We are comfortable with our positioning, having entered Q1 with inventories current and down 7% to last year. Since the onset of COVID, we have transformed our inventory management mindset, which is something we will carry into the future. With the ongoing disruption across the transportation network, we will continue to pivot and react to ensure we are delivering newness in a timely manner. I'll now cover the rest of our Q4 results on an adjusted non-GAAP basis. Excluded from our non-GAAP results this quarter are $60 million of pretax asset impairment charges principally attributable to COVID. These charges adversely impacted results by $0.23. Last year, we excluded $2 million of pretax asset impairment charges related to certain flagships, which adversely impacted results by $0.01. 6 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

Operating expense, excluding other operating income, was $551 million versus $566 million last year and deleveraged 140 basis points. Stores and distribution expense decreased on a dollar and rate basis driven by a decline in store payroll and store occupancy, including the recognition of executed COVID-related rent abatements and partially offset by increased shipping and fulfillment expense on elevated shipping costs and higher digital sales. Marketing, general and administrative expenses rose on a dollar and rate basis, primarily driven by increased performance-based compensation, partially offset by lower non-customer-facing controllable expenses and in-store marketing costs. As always, we remain focused on tightly managing expenses. We made good progress on our cost base in 2020, putting us in a position to fund key customer-facing areas in 2021. Operating income was $131 million compared to $125 million last year and included a $15 million benefit from FX. The effective tax rate was approximately 18%. Net income per diluted share on an adjusted non-GAAP basis was $1.50 compared to $1.31 last year or $1.48 on a constant currency basis. Turning to fiscal 2020 results. The full year excludes approximately $73 million of pretax asset impairment charges principally attributable to COVID. These charges adversely impacted results by $1.10. Last year, we excluded $13 million of pretax asset impairment charges related to certain flagships, which adversely impacted results by $0.13. Net sales were $3.1 billion, down 14% to 2019, with Hollister declining 15% and Abercrombie declining 12%. By region, net sales declined 12% in the U.S., 14% in EMEA and 33% in APAC. Global store traffic was below last year, impacting volumes and was partially offset by ongoing digital sales growth. Digital sales grew 39% to a record $1.7 billion or 54% of annual revenues versus 33% last year. Gross profit rate was 60.5%, up 110 basis points from last year on higher AUR and relatively flat AUC. Operating expense, excluding other operating income, was $1.8 billion compared to $2.1 billion last year. Although expenses were down on a dollar basis, operating leverage declined 190 basis points due to reduction in net sales. Stores and distribution expense decreased on a dollar basis driven by the same factors I described for Q4. This year's results also included a $12 million benefit related to the exit of certain flagship stores compared to $47 million of charges last year primarily related to the exit of our Hollister Soho flagship. Marketing, general and administrative expenses decreased slightly on a dollar basis, with lower noncustomer-facing controllable expenses and in-store marketing costs, partially offset by increased performance-based compensation. Operating income was $52 million, down from $83 million last year and included a $20 million benefit from FX. Due to COVID, the effective tax rate for the year was adversely impacted by the establishment of additional valuation allowances and other tax charges. These tax impacts adversely impacted EPS by $1.61. Net loss per diluted share was $0.73 compared to net income per diluted share of $0.73 last year and included a $0.29 benefit from FX. We exited the year in a strong financial position with cash and cash equivalents of $1.1 billion and total liquidity of approximately $1.3 billion. For the year, we had capital expenditures of $102 million, with $57 million attributable to stores and the remainder from digital, technology and maintenance needs. On store fleet, we closed 137 locations in fiscal 2020, including 8 flagships and 129 nonflagships, reducing gross square footage by approximately 1.1 million square feet or 17%. Of that amount, approximately 240,000 is related to flagships and 850,000 related to nonflagships. 7 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

As we transform to a digitally led business model, it is more important than ever that our stores are the right size and have the right economics to support profitable growth into the future. The majority of the stores closed this year were significantly oversized compared to our current prototypes. It was time to close and look to reposition into smaller spaces in certain markets to support the omnichannel experience. Regarding flagships, we entered fiscal 2020 with 15 and are exiting with 7. Brussels, Madrid and Fukuoka closed due to natural lease expirations. London, Paris, Munich and Düsseldorf closed as a result of early exits discussed last quarter. The last store in Dublin has been closed due to renewed COVID restrictions and will not reopen ahead of its lease expiration in March 2021. We remain committed to these markets and have opened or are currently looking for locations that better align with where our customers shop. Please refer to our investor presentation for further details related to the flagships. Looking ahead, we have roughly 280 locations up for renewal in 2021. We will continue to be thoughtful with our approach to the fleet and continue to see more opportunity to close and rightsize our U.S. Abercrombie fleet. We remain committed to stores as they are a critical part of the omnichannel experience. We plan to build on the 25 new global experiences we delivered in fiscal 2020, which included 15 new stores, 4 remodels and 6 right sizes. As of the end of 2020, approximately half of our global fleet is in a modern format, with a higher percentage of Hollister stores, which introduced its updated prototypes earlier. I'll finish up with how we're approaching 2021. Reflecting ongoing global uncertainty, we will continue to conservatively manage inventories, optimize our DTC capacity for digital demand, position the business to chase and tightly manage expenses. We will also put some of the savings realized in 2020 back to work in customer-facing areas. For the year, we are planning to make progress recouping COVID-driven sales losses, although there is too much uncertainty regarding ongoing store operating restrictions, the consumer recovery and supply chain constraints to provide an outlook today. For gross profit rate, we will continue to manage inventory tightly with the goal of maintaining and potentially building on 2020 progress. For OpEx, we expect to see incremental occupancy savings on top of levels reported in 2020, reflecting the aforementioned store closures and rent negotiations. We also expect to see offsets as certain expenses come back as we lap COVID-related closures and target the acceleration of marketing, digital and data investments. Regarding capital allocation, we expect to carry cash and liquidity above minimum levels in the first half as we manage through continued store closures and restrictions. That said, we are committed to putting cash to work. As always, we will prioritize investments in the business, including capital and OpEx investments. CapEx currently is planned at approximately $100 million for the year, with around half of that related to digital and technology. We will continue to evaluate other growth opportunities, including launching new brands and/or acquiring brands to expand our portfolio. We will continue to look at ways to delever the balance sheet by paying down debt, if the economics work. We've increased our share repurchase authorization to a total of 10 million shares from the previous authorization of 3.2 million shares. Our dividend remains suspended. Therefore, we will focus on share repurchases, pending market conditions, share price and our ability to accelerate investments in the business. For the first quarter, we are planning as follows. Net sales will be up 30% to 40% to Q1 2020 sales of $485 million. We currently do not expect an increase in government-mandated store closures from today's levels, and we do not have clarity on when certain countries may reopen in Europe. Gross profit rate to be up at least 500 basis points from 54.4% last year. As we lap 2020 COVID-related inventory impacts, we are cautiously optimistic in our ability to drive AUR improvements through lower promotion and clearance activity and to realize potential FX benefits. 8 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

Operating expense, excluding other operating income, is planned up in the low single digits to last year's adjusted non-GAAP level of $430 million, reflecting lower occupancy, offset by the return of certain 2020 COVID-related savings, higher fulfillment costs and higher marketing and digital project spend. With that, operator, we are ready for questions. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) We'll take our first caller, Dana Telsey, with the Telsey Advisory Group. Dana Lauren Telsey - Telsey Advisory Group LLC - CEO & Chief Research Officer As you think about 2021, Scott, how much of the savings that you had in 2020 comes back into the fold as you grow? And then you mentioned that you would look at acquisitions or other brands. What are you looking for that would enhance the portfolio? And just lastly, on port congestion, what are you seeing and how you're planning inventories going forward? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Okay. Let's go. All right. On the first question, so 2021, how much savings, we made great progress on the cost base. We started talking about this in Q1 when COVID hit. We really took a different lens as we look at every expense in the company and made great progress, made significant progress on store occupancy, and that's one where we'll make some additional progress as we go into 2020, but there will be expenses that come back. We had furloughs in our stores as we went through the store closures. Hopefully, that will come back as we reopen. And hopefully, all of our stores are open this year. So we'll see that come back. And then we'll continue to see ongoing fulfillment expense as we continue to see nice digital -- nice strong digital business. But then we're going to make some strategic investments. We're going to continue to increase our marketing spend as we go through the year. We love what our teams are doing from a marketing perspective. The product is right. They're connecting that message to the product better than we ever have. So we're going to make investments there. And then the last piece is we'll continue to invest in digital and data. As you can imagine, we have great opportunities there long term. Okay. I will pivot the acquisition of other brands. Yes, this is one opportunity that we have. When you take a step back and look at the financial position that we've come into the year with, $1.1 billion in cash, $1.3 billion in liquidity, it gives us the flexibility that we were looking for as we went throughout 2020. Looking at the balance sheet, it is strong. This is one opportunity we have as a company, whether it's acquire brands or launch brands due to that financial flexibility. It's about driving growth, and we feel like we have growth with our core brands, specifically each brand in the U.S. as well as Europe, recapturing that. And APAC is a significant white space opportunity for us. But if we can fold in other brands or build other new brands, that could be an additional accelerant. Okay. Last piece here. The port issues, it is a very difficult situation in the port. I think everybody sees the article. It seems like there's one per day now, whenever you open up The Wall Street Journal in the morning. 9 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

So it is a challenge. There's no doubt about that. I think everyone sees what's happening in the port on the West Coast here in the U.S. There's an imbalance around the world of containers, so that's been a challenge. There's a difficult air market out there, but all we can do is read and react. We have an amazing transportation team that is managing this day by day. The focus of this team has changed dramatically as we've gone throughout 2020. First, it was slowing down transportation, then it was trying to deal with the supply chain constraints on the shipping to customers in Q4. And now it's really transportation of products around the world. So we'll read and react. We have great partnerships around the world. We'll flex those as much as we can. Our goal is to deliver on a timely basis. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Just to underscore, Dana, just on that last one. A shout out to as Scott did to our team that managed through some challenges from deliveries in 2020. And we are prepared for whatever comes at us. They're agile, they're nimble. They did a terrific job in 2020, and we expect to see the same in '21. Operator Our next question comes from the line of Paul Lejuez with Citi. Kelly Crago - Citigroup Inc., Research Division - VP This is Kelly Crago on for Paul. I guess, first, could you just dig in a little bit further here on the assumed comps? Is it fair to say that given the significant reduction in square footage that total comps overall were pretty close to positive? Or maybe in the U.S., that's a fair statement? And any color by brand would be helpful. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Kelly, we haven't talked in comps this year. Our -- the majority of our stores closed here in late January, so we've been talking in total net sales, and that's been very, very close to comp for us. So nothing much to add there. In terms of brands performance, not too much to add there outside of what we put in the release. Abercrombie outperformed Hollister a bit in the quarter. The U.S. continues to outperform Europe, as you could imagine, with the renewed lockdowns across Europe. So I'd say things are playing out consistently as we've gone through the back half. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. Just as a quick reminder. Hollister has a larger store bases and Abercrombie has a larger digitally penetrated business. And so that's also influencing the business because of the majority of stores were closed in Europe, as Scott mentioned. Kelly Crago - Citigroup Inc., Research Division - VP Yes. And I guess then, why exactly is Hollister sort of less digital focused? I would assume that customer was a pretty digital-oriented customers. Just a bigger picture about Hollister that has kind of consistently underperformed A&F here even pre-COVID. So could you just talk about what you think is happening in that business that perhaps you need to address going forward? What progress have you made so far and where overall margins you think that will shake out in F '21 relative to peak Hollister? 10 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So to start off, Kelly, we are very pleased with our Hollister business. The product and the marketing is resonating incredibly well with our consumer. In 2019, I think is what you're referencing, we had a renewed focus on our top 30 and our key items. The teams went for that, and we're seeing really strong success in those items. The difference is the size of the store base, and Hollister has a larger store base than Abercrombie does. And the kids, they are very digitally savvy, the Hollister teen customer, but they also socially like to go to the mall. So our expectation, as we head into future that both digital brands -- both digital parts of the business will grow as they certainly did through 2020, and that was across brands and regions. So we are very pleased with where we are with Hollister. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. I'll just close it up on the last piece of margins. All brands are performing quite well from an AUR perspective and expanding gross margin, so that's our expectation go forward. We continue to have opportunity across our brands to recapture some of that margin that we've lost over the years, and that really starts with product, and it starts with lean inventory and strong inventory management. That's what we're focused on. And so hopefully, we can build on the progress we made in '21 -- or in 2020 as we move through 2021. Kelly Crago - Citigroup Inc., Research Division - VP Got it. And just last question. Thanks for the update on the flagship exposure. Is there any way you could quantify what the drag of those 8 stores that you closed this year were on the P&L? And I think you've mentioned one more opportunity in F '21 to close flagships, just want to make sure I'm right about that. Any other opportunities you see in the near future? And where ultimately -- are we getting out of every single flagship or where that ultimately lands? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Long term, we'll likely get out of the large majority of flagships. There might be 1 or 2 that hang with us across the Europe base. This year, we've closed 8. We talked about 7 on our last call. We've had 1 more that we added there in Dublin, Ireland due to renewed lockdowns in Ireland. We closed that store a month or 2 back, and it will not reopen ahead of its expiration this month. The collection of those stores had a drag of about 10 basis points on our op margins, and that's looking at 2019 levels. Clearly, things are a little tougher here in stores in 2020, but we haven't updated that at this point. But we're excited about the opportunity this is -- for us. It frees up expense dollars. It gets rid of some pretty big boxes and lets us reposition in these markets to more local areas. I'd like to say we can spread more bets across these markets versus having one giant store in a very tourist heavy -- a tourist-dependent location. So we like what this does for the fleet, and we're right now looking for locations in each of these markets. Operator Next question comes from Ryan Vaughan with Needham. 11 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

Ryan Vaughan - Needham & Company, LLC - Principal And great job on the quarter and the year. Two questions for you. One, great to see the store square footage rationalization. I think, Fran, I heard you say 8,300 with the average store size, and your prototypes are 4,500. Can you just touch on the improved productivity that either you're seeing or you expect to see with the smaller store size? And then number two, Scott, you sit on $1.1 billion of cash. You're going to generate a lot of free cash flow this year. Just with the explosion online, $1.7 billion, does the platform today, with the distribution and infrastructure, is it set up and ready for $2 billion, $2.5 billion over, call it, the next couple of years? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Okay. I'll kick off with the second one and then kick it over to Fran for the first. So yes, great cash balance coming into the year, $1.1 billion. It was nice to see our infrastructure supports the big growth that we saw in 2020. Didn't expect that sitting on the first tee there in March of last year, but it was amazing to see that flex up as we saw the growth in 2020. As we go forward, we are expanding into a new facility on the West Coast in the U.S. That was planned at the beginning of 2020, and we'll open that facility here later in 2020. So that's part of expanding our infrastructure to make sure we can keep up with this demand. We're always looking at the transportation network and the DC network globally to make sure that we can fulfill our customers' needs. We'll continue to do that. We're constantly studying. And if we need to add capacity, we have the financial flexibility to do that, and we'll do it in a smart way, profitability wise. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Well, regarding the productivity of the stores, we have opened, over the past couple of years, several hundred new and really exciting prototypes for both brands. We're seeing strong customer acceptance to them. They're smaller. They're omni-enabled. They're efficient. And as we head into 2021. we will continue to be opportunistic about finding some of those opportunities. Operator The next question will come from Susan Anderson with B. Riley Securities. Susan Kay Anderson - B. Riley Securities, Inc., Research Division - Analyst Nice job on the quarter and managing through the year. I was wondering if you could give some more color on the OpEx side for first quarter. How much will FX benefit? And then occupancy, I think, deleveraged significantly last year. Then with those other items being higher, I guess, how much of the deleverage in OpEx can you get back from first quarter of '20? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Susan, I'll grab this one. Yes, Q1 is going to be a very interesting OpEx and so was the full year. Lots of things were happening. But the good thing about Q1, yes, we'll continue to see some nice pickup in store occupancy. As you can imagine, with the store closures, the rent negotiations that we have done last year, we'll continue to see a nice pickup year-over-year in Q1. 12 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

Store payroll is one where we'll start to see some expenses come back in. With the closure of the stores in mid-March last year, many of our employees went on furlough there towards the end of March, so we picked up that month of benefits OpEx-wise in April. So we'll see that come in, we hope. That means the stores are open. And we'll also increase some investments in marketing and in some digital projects. So all in, we're looking at that as an up low single digits to last year's $430 million. There's going to be some wild swings in there, but the great thing is when you take a step back is that we're reducing the fixed cost side of our business by taking out that occupancy and increasing that variable side when we talk about adding back store payroll, fulfillment expense as well as marketing. Susan Kay Anderson - B. Riley Securities, Inc., Research Division - Analyst Great. That's helpful. And then I'm curious on Gilly Hicks. If you can maybe talk about what percent of Hollister Gilly Hicks is now. Not sure if it's gotten to any significant size, but then how big do you think it can be longer term? And maybe if you could give some color on your plans to drive the growth there in 2021. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So we're excited about the customer response to Gilly, both from a product and a messaging perspective as well as to some of the new categories that we launched this year, like the Gilly Go has been really well received. We have not discussed what percentage Gilly is yet at the Hollister business. Obviously, it's a smaller percentage, so we have not discussed at this point. But nonetheless, super excited about how the brand is resonating. We decided to -- I would say, relaunch Gilly. It was based on a lot of feedback from our consumer and our associates and strong affinity for the brand. So we're excited about where we're headed, and we're going to continue to have new offerings. And we'll continue to update you this year as those things come to stay. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. Just one thing to add. We're excited about the investments we've been making in Gilly. We're building our teams. We're building our marketing plans. This is a global opportunity, as Fran always says. And we're excited to see the future ahead for Gilly. Operator Next, we'll go to Jay Sole with UBS. Mauricio Serna Vega - UBS Investment Bank, Research Division - Analyst This is Mauricio Serna on behalf of Jay Sole. I just wanted to ask a couple of questions. If you could provide some color on your performance so far in February maybe compared to 2019 levels. And then if you could talk a little bit more about digital growth has been exceptional over the last year. How has that translated into the profitability of the business? I know you don't disclose the margins compared to stores, but just to get a sense of whether that has made the business more leverageable (inaudible) fulfillment costs. 13 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director We are pleased with our start to the quarter, coming off with some nice momentum for the fourth quarter where our product and our messaging continues to resonate with the consumer. It's the smallest month of the quarter, and we still certainly have some unknowns ahead of us, but we're pleased with where we are. Scott can you kick into the second? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes. On the second piece, we've been pleased with the profitability we've seen over the last 3 quarters. The way we've gotten there is really the path that you would expect. We've reduced store occupancy. We've seen digital fulfillment flex up. And the nice kicker is that we've been able to expand gross margin. So the profitability has been solid, and we're pleased with the way that's transpired here in the back half. And that's the formula we're going to take into the future. We want to continue to reduce the fixed side of the business around store occupancy and try to make the model more variable. And so we feel that we can be profitable. We can be more profitable as we become a digitally led business model, and that's what we're focused on. We feel that we're building the right P&L for that. We're building the right cost structure. Great progress made in 2020, and we look to take that into 2021 and beyond. Mauricio Serna Vega - UBS Investment Bank, Research Division - Analyst Great. And if I may, just one last one. I mean, how should we think about, I mean, your view on the reopening of the stores that remain closed in EMEA region? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO I wish we knew when these stores will reopen. Clearly, out of our control, and what we're doing right now is the same playbook that we've used throughout the past, almost a year now sadly. As when stores close, we quickly shift to digital. We work to keep that inventory moving in-store through ship from store or click and collect or pop-ins. So that's a playbook. We'll continue to leverage that playbook until the stores, hopefully, stay open for the long term. Operator And next, we'll go to Matt Boss with JPMorgan. Matthew Robert Boss - JPMorgan Chase & Co, Research Division - MD and Senior Analyst Maybe, Fran, how do you feel about the brand positioning today at Hollister versus Abercrombie? And with that, I guess, my question is, where do you think the largest opportunity by category is to gain market share as we exit the pandemic at each of the 2 concepts? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Matt, so I feel better than ever about where our brand position is at Hollister and A&F. We've worked for the past several years solidifying both of those positions. And the Hollister is really the global teen consumer, and A&F is appealing to that young millennials. So we are very steadfast with where we are. 14 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

The teams are doing a great job being close to the customer. And really, our product is resonating, and so is our marketing. The first categories go -- gosh, there's so many opportunities. I would tell you that, today, our Abercrombie women's denim business is terrific. She is responding to all the new fashion that we're putting out there. There's a shift now in denim and in fashion, which is exciting for that category. The skinny jean is becoming less important. It has to be a balance, but we think it's less important with straight jeans, and the different rises are becoming even more important. So denim certainly has been and continues to be an opportunity for us. We had a strong -- another good example. Abercrombie Women's has a strong outerwear business coming out of fourth quarter. Outerwear has always been a must-win category for us. So as we head to '21, across brands, lots of opportunities. Just one last one, dresses. Our Abercrombie Women's dress business in '20 was very strong. Once we get into the back half, and there's opportunities for our consumer to be even more social, we expect that business to continue to grow. So lots of exciting opportunity. Matthew Robert Boss - JPMorgan Chase & Co, Research Division - MD and Senior Analyst And then maybe, Scott, to -- as a follow-up. On gross margin, 2-part questions. What's your comfort with inventory on hand, is number one? And then as we think about the product margin puts and takes, I guess, what's the best way to peg gross margin this year as we think about 2019 was 59.5 basically, and 2018 was 60 and change? What's the best way to think about gross margin this year as we think about some of the puts and takes? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO All right. On the first part, yes, we are comfortable with inventory coming into the quarter. We were down 7% coming into the quarter on sales down 5%. We continue to have lower clearance levels than last year. We are in chase mode across our brands and genders, and we're very excited about that. On the margin puts and takes, it will be an interesting year in 2021. There's a lot of things happening out there in the market. We've already discussed transportation. Cotton has come up a little bit more recently. But then on the other -- and those would be headwinds, I would say. And then on the other side, the supply-demand dynamics, I would say, are still tilted in the favor of the retailer as demand is still down in apparel in general across the market. A lot of volume has fallen out of the market. Hopefully, we can recoup some of that across the industry and across our company in 2021. But the way we're thinking about margin, big picture, is we did 60.5% in 2020. The way we're thinking about 2021 is we want to maintain that and hopefully build on top of that 60.5%. With inventory in the right place, Fran just mentioned, the brand positioning is in a great place. Our product and messaging is in a great place. And we want to leverage all of that to continue to push AURs higher. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director And yes, I just want to underscore the first part of that question. Inventory management was probably one of the best learnings that we took out of 2020 from COVID. And tightly managing our inventory and staying really close with our team to make sure that we are agile and nimble and how we're reacting to the business is a very important learning as we head into '21, and one that we're going to stay very diligent to. 15 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

Operator (Operator Instructions) We'll take our next caller, Janine Stichter with Jefferies. Janine M. Stichter - Jefferies LLC, Research Division - Equity Analyst I wanted to dig a bit deeper into the inventory comments about the change in mindset you've had from COVID. Maybe just talk a little bit about some of the back-end workings around the supply chain, where you've gotten quicker and how that's enabled you to chase better into the inventory that you need. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Keeping our team very fluid when they think about their open-to-buy and their inventory management has been the biggest one. It's something that we focused on candidly, Janine, before COVID, but really excelled as we headed into the year. Scott and I would normally work with the team, for example, on a monthly basis. We got into weekly inventory meetings with the team because there was so much happening and changing all at once, working very closely with our sourcing team who has set us up in 17 countries around the world to be incredibly agile and how we can react to the business. Regarding chase, it's a part of how we run the business. We buy product every -- literally every single week, and we see the results after the previous week. So it's just ingrained in what we do. Janine M. Stichter - Jefferies LLC, Research Division - Equity Analyst All right. And then just a follow-up on the remodels. It sounds like you're planning to do more new experiences this year. Any update on the remodel performance at Hollister and also how it compares to Abercrombie? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO We delivered, yes, 25 new experiences in 2020. We will do more than that in 2021. We continue to work through opportunities, closing our stores, reopening in some of these markets. So there will be more to come as we go through the year there. The remodel performance, 2020 was a tough measuring stick with the impact of the stores with COVID, but we are still as positive as ever on the remodels. We need our stores to be in this more modernized, smaller, digitally enabled format because that's what the customer demands. And as we shift to become a digitally led model, then these stores are there to support that digital business. So we're building our formats to make sure that they can do that. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director What's exciting is heading into '21, the offense and the balance sheet that we have. We will continue to be opportunistic globally when the right size, right location spaces become available. Operator We'll take our next question from Kate Fitzsimons with RBC Capital. 16 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

Kate Bridget Fitzsimons - RBC Capital Markets, Research Division - Assistant VP And congratulations on a nice quarter. I guess, I wanted to circle back to earlier comments that were made about the promotional environment. Scott, you said inventories far below demand. I guess, at a higher level, Fran or Scott, in your experience, when was the last time you saw the environment this rational with demand really outpacing inventories? Just be curious on your perspective there. And then, Fran, in your prepared comments, you noted, again, analytics, data, clear focuses for the business into 2021. What are some investments that you are making in the coming quarters to allow us to get that much closer to the customer? Maybe give us an update on some of the loyalty initiatives. That would be helpful. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director I will start off with the first question. So the answer is it's been a long time. That -- as I mentioned earlier today, man, the outperformance of the inventory has been a really big win for us. That's also coupled with the fact that we're seeing very strong product acceptance. And as you mentioned, the closeness to our consumer is certainly helping us identify what those opportunities are, but the opportunity is to take those learnings as we head into '21. So it's been rational. It's exciting. Fourth quarter tends to be the most promotional quarter of the year, yet we were able to reduce our promotions and even during the Black Friday week and in through holiday peak. So a big one, very exciting opportunity for us. The second part, let's see. Regarding getting closer to our customer, as we did mention, we're building up those teams. We're building up our user experience team, our data analytics team, we're using those opportunities to continue to get closer to the customer. We've got a strong customer insights team that helps us talk to our consumer on a consistent basis. So very strong in our social channels and digitally where we can also have constant conversations with our consumer. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO We have a continued opportunity to evolve our digital experience. That's where we'll continue to invest dollars. We'll also be building, and we're modernizing our data infrastructure to enable that. It gives us a quicker customer feedback loop that we can then react in a more agile way whenever we're updating our experience. So excited about the infrastructure that we're building. Again, this is necessary as we continue to shift this model to a digitally led business model, and we're excited about the opportunities ahead. Operator Your next question comes from Janet Kloppenburg with JJK Research Associates. Janet Joseph Kloppenburg - JJK Research Associates, Inc. - President A couple of questions. Scott, what's happening with the inventory in Europe that maybe is trapped or maybe you moved to the digital channel? Just wondering what's going on there and if you think that the mid-March opening schedules that they're talking about in the U.K. are realistic. Also on occupancy, Scott, it was down I think about 400 basis points in the fourth quarter. Should we look for that tailwind in the first, second and third of this year, offset by an equal level of payroll and marketing hikes? Just want to understand how that balances out. And Fran, for APAC, business is accelerating there for many brands. And I'm just -- I know you've opened an office in Shanghai. Maybe you could give us a perspective on what's going on in that region and the outlook. 17 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. I think we'll start backwards, Janet. Regarding APAC, it is our smallest, and it's our newest region. And as you mentioned, we did open up an office. We put some really terrific talent in there. I'm excited how we're getting closer to the customer. That team is in charge of product and pricing and messaging. And we're making progress. We have an opportunity for brand awareness in that particular region, and we're working hard on improving that. We did do a Lunar New Year collection this year through that team, which was very successful and well received by the consumer. So I continue to be optimistic about that region as we head into the future. Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO All right. I'll start with inventory in EMEA, comfortable with those levels. Our teams, throughout the pandemic, have been holding back on allocations to stores knowing that we don't know what's coming the next day. And so we've been working through that. Many of these countries have been locked down kind of pre-Christmas, so we've been living through this for a while. So we've rightsized that inventory in stores and flexing up in digital. The mid-March reopening, who knows, I would say, is my answer. Clearly, out of our control. We'll react as we learn more. Hopefully, things are going in the right way. It seems like the vaccine distributions in the U.K. are going well, but we only see what you see. So we'll react whenever we learn more. Occupancy, as we think about 2021, in total, we should continue to see some progress versus 2020 levels. It will be a little bit different as we go throughout the quarter. I'm not going to go into detail there, but likely a bigger opportunity here as we step into Q1 as some of those abatements that we saw, as we've gone through the closures in 2020 hit towards the back end. So we should see a nice benefit here in Q1 versus last year. Operator Your next question comes from the line of Mark Altschwager with Baird. Sarah Goldberg - Robert W. Baird & Co. Incorporated, Research Division - Research Analyst This is Sarah Goldberg on for Mark. First, I was hoping you'd give an updated view on the longer-term EBIT margin potential of the business given all of the learnings over the past year and changes to the store fleet. And then secondly, just a positive update on the social selling front. If you could just elaborate further on the steps you're taking there and maybe some trends you're seeing on the customer acquisition cost in the channel. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Sarah, regarding our EBIT margin potential, we are still committed to the 5.8%. We are excited, to your point, about the progress that we were able to make in 2020. We've not put a date out there on that because '21 still has a lot of uncertainty to it as we manage through continued closures and the inconsistency in the business. So our eye is still on that number, just not with a set date at this point. Social selling, incredibly, incredibly exciting for us. In fact, we're using it in all of our brands today. Abercrombie has had a very successful quarter, particularly as we built into these affiliates to sell our products on Instagram and other social channels. It's a very exciting new way to do business. Another great example at Hollister is our partnership with Charli and Dixie and how well that product has resonated to them selling on their social channel. So it's a new way to do business. It's very exciting for us. 18 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

Operator And next, we'll go to Marni Shapiro with Retail Tracker. Marni Shapiro - The Retail Tracker - Co-Founder Congratulations. The stores have been just so much fun to be on a regular basis lately. Could you just talk a little bit about, I guess, 2 things. Regional trends, are you seeing in regions where restrictions are less onerous? Are you seeing a change in her behavior already in what she's buying? And is that helping to inform how you set the stores in other regions? And then could you just also talk about -- I think the company hit 54%, is that right, DTC for the year? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director Yes. Marni Shapiro - The Retail Tracker - Co-Founder And does that imply that -- that's amazing. I guess, not surprising the stores closed as well. But I guess, does that imply Abercrombie was higher than that? And what should that -- I guess, post-COVID, which is so hard to really look at. But in your mind, what should that shake out at? Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director So we are incredibly excited about our digital business, Marni. The investments that we made prior to COVID that we were able to lean into this year to drive those results is super exciting. We are going to learn this year. The customer is going to teach us as we go into more consistent store openings and some of these restrictions being lifted. So we are a digitally led business to 54%. We're going to continue to make those investments, but we're going to learn a lot this year is the answer to that. Regarding regional trends, the U.S. business has been and continues to be our strongest business and more consistent with our -- with the stores open. EMEA, obviously, as Scott discussed a couple of times this morning, anticipating those stores to reopen at some point during the quarter. Marni Shapiro - The Retail Tracker - Co-Founder Are you not seeing regional differences within the U.S., though? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Not dramatic. When you look at some of the states that are a little, I'd say, more open, like the Texas and the Florida, you're seeing different dynamics there. You do see some strength in some of the stores, but you also see, Florida specifically, there's still not a lot of international tourism coming into those key markets. So in some of those giant malls, they're still down pretty dramatically because you're missing that international tourists. Now the local customer is there maybe a little bit stronger than some of the other places. In Texas, similar, some of those border stores where there's less movement across the border will have some impacts versus the local customers. 19 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

So the good thing is the digital business has remained strong across all these regions, and our teams are managing kind of a store by store. It's been kind of a roller coaster as each of these stores open and markets go hot and cold. So that's all we can do is read and react. And hopefully, at some point, we'll get to a point where the capacity restrictions are lifted or softened a little bit, and that will give us a better feel. Operator And we'll take our last question from Dylan Carden with William Blair. Dylan Douglas Carden - William Blair & Company L.L.C., Research Division - Analyst Just curious, Scott, you kind of quantified the drag from the flagship closings. Any way you could do either sales or EBIT margin drag from the stores you closed this year? Do you have that handy and probably... Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Yes, sorry. We have not provided that number at this point, so what I would say is that we're happy with the progress we made this year on occupancy. The stores that we have closed are underproductive versus other stores. The majority of the Abercrombie stores are oversized, and a majority of the stores are less productive than the rest of the fleets. And so it was a good time for us to close some of these larger stores and put us in -- put ourselves in a position to hopefully quickly react in some of these markets and reopen smaller digitally enabled stores. So the right time for us to make this move as we continue to flex up digital. We'll see -- as the market starts to normalize, when people come back out and go back to the malls, we'll see where the productivity shakes out. But we firmly believe we're doing the right thing for the fleets as we continue to balance the P&L between occupancy and fulfillment expense. Dylan Douglas Carden - William Blair & Company L.L.C., Research Division - Analyst Sure. And I guess, the natural follow-up there is, I guess, more of a clarification. When you talk about kind of filling in some of these markets where you've closed stores, does that go beyond just the flagship? And is that a way, particularly on the Abercrombie side, to kind of more efficiently build out some of the new prototype stores? Did I get that right thinking there? Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Exactly, exactly. You nailed it. In some of these markets, we've been talking for years that we haven't made as much progress rightsizing the Abercrombie & Fitch fleet, so we are going to try to accelerate that process. We've closed these stores, some of these larger stores. We're willing and able financially to reopen in some of these markets, but we need to have the right location at the right economics. So we continue to talk to our landlords about opportunities as we go forward. And we're hopeful that some of these moves will help us accelerate that evolution for that brand. Dylan Douglas Carden - William Blair & Company L.L.C., Research Division - Analyst Okay. Great. And can I just squeeze one more here, sorry. I'm just curious. You spoke to strong margins -- strong margin improvement on the digital side this quarter. Was that just a factor of scale in gross margin? Are there some tangible things kind of behind the scenes that allowed that to be more profitable business going forward? 20 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call

Scott D. Lipesky - Abercrombie & Fitch Co. - Senior VP & CFO Those are by far the 2 biggest levers in that business. The -- and there is a fixed cost base, and then the rest is pretty much variable. It's nice to see the gross margin. That flows right to the bottom line and then just balancing the fulfillment expense. But again, leveraging those expenses, as you said, those are the 2 ways to grow it. Operator All right. With no further questions, I'd like to turn the call back over to Fran for any additional or closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO & Director All right. Thank you all for participating in our call today. We look forward to sharing more with you on our progress on our first quarter earnings call. Operator And that does conclude today's conference. We thank everyone again for their participation. D I S C L A I M E R Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2021, Refinitiv. All Rights Reserved. 13616865-2021-03-02T21:11:17.713 21 REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us ©2021 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies. MARCH 02, 2021 / 1:30PM, ANF.N - Q4 2020 Abercrombie & Fitch Co Earnings Call